UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

8.750% Senior Secured First Lien Notes and the Indenture

On July 27, 2010, Entravision Communications Corporation (the “Company”) completed the offering of $400,000,000 aggregate principal amount of its 8.750% Senior Secured First Lien Notes due 2017 (the “Notes”). The Notes were issued under an Indenture, dated as of July 27, 2010 (the “Indenture”), by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2010, the Company sold the Notes pursuant to a purchase agreement, dated July 22, 2010, by and among the Company, the guarantors named therein and Citigroup Global Markets Inc. (“Citigroup”), as representative of the initial purchasers (the “Initial Purchasers”), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were resold by the Initial Purchasers within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S promulgated under the Securities Act. The Notes were resold at 98.722% of their principal amount. The Company received net proceeds of approximately $388.0 million from the sale of the Notes. The Company intends to use the net proceeds from the sale of the Notes to, among other things, repay in full outstanding indebtedness under its existing syndicated bank credit facility, pay fees and expenses related to the offering of the Notes and for general corporate purposes.

The Notes are guaranteed (the “Note Guarantees”) on a senior secured basis by all of the Company’s existing and future wholly-owned domestic subsidiaries (the “Guarantors”). The Notes are secured on a first priority basis by the Company’s and the Guarantors’ assets, which also secure the Company’s obligations under its new revolving credit facility of up to $50.0 million (the “New Credit Facility”). The first priority security interests securing the Notes, the Note Guarantees and the New Credit Facility are subject to exceptions as set forth in the Indenture and the provisions of the Intercreditor Agreement (as defined below) relating to distributions of proceeds of collateral.

The Notes and the Note Guarantees rank equal in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness and senior in right of payment to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness. In addition, the Notes and the Note Guarantees are effectively junior: (i) to the Company’s and the Guarantors’ indebtedness secured by assets that are not collateral; (ii) pursuant to the Intercreditor Agreement; and (iii) to all of the liabilities of any of the Company’s existing and future subsidiaries that do not guarantee the Notes, to the extent of the assets of those subsidiaries.

The Notes will mature on August 1, 2017. Interest on the Notes will accrue at a rate of 8.750% per annum from the date of original issuance and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2011. The Company at its option may redeem:

•

prior to August 1, 2013, on one or more occasions, up to 10% of the original principal amount of the Notes during each 12-month period beginning on August 1, 2010, at a redemption price equal to 103% of the principal amount of the Notes, plus accrued and unpaid interest;

•

prior to August 1, 2013, on one or more occasions, up to 35% of the original principal amount of the Notes with the net proceeds from certain equity offerings, at a redemption price of 108.750% of the principal amount of the Notes, plus accrued and unpaid interest; provided that: (i) at least 65% of the aggregate principal amount of all Notes issued under the Indenture remains outstanding immediately after such redemption; and (ii) such redemption occurs within 60 days of the date of closing of any such equity offering;

•

prior to August 1, 2013, some or all of the Notes may be redeemed at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest; and

•

on or after August 1, 2013, some or all of the Notes may be redeemed at a redemption price of: (i) 106.563% of the principal amount of the Notes if redeemed during the twelve-month period beginning on August 1, 2013; (ii) 104.375% of the principal amount of the Notes if redeemed during the twelve-month period beginning on August 1, 2014; (iii) 102.188% of the principal amount of the Notes if redeemed during the twelve-month period beginning on August 1, 2015; and (iv) 100% of the principal amount of the Notes if redeemed on or after August 1, 2016, in each case plus accrued and unpaid interest.

Subject to certain exceptions, the Indenture contains covenants that limit the ability of the Company and the Guarantors to, among other things:

•	incur additional indebtedness;

•	incur liens on the property or assets of the Company and the Guarantors;

•	apply the proceeds from certain asset sales;

•	consummate any merger, consolidation or sale of substantially all assets;

•	make certain restricted payments;

•	restrict dividends or other payments from subsidiaries;

•	enter into transactions with affiliates;

•	make certain investments; and

•	enter new lines of business.

In addition, upon a change of control, as defined in the Indenture, the Company must make an offer to repurchase all Notes then outstanding, at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest.

The Indenture also provides for certain customary events of default, including the following:

•	default for 30 days in the payment of interest on the Notes when due;

•	default in payment when due of the principal of, or premium, if any, on the Notes;

•	failure by the Company or any of its restricted subsidiaries to comply with certain covenants relating to certain business combinations;

•

failure by the Company or its restricted subsidiaries to comply with any of the other agreements in the Indenture after receiving notice from the Trustee or holders representing 25% of the aggregate principal amount of the Notes then outstanding;

•

default under any mortgage, indenture or other indebtedness instrument if such default arises from a failure to make a payment at maturity or results in the acceleration of the indebtedness prior to its maturity, if the amount of such indebtedness aggregates to $7.5 million or more;

•	failure of the Company or any restricted subsidiaries to pay, vacate or stay final judgments aggregating over $7.5 million for a period of 60 days after the entry thereof;

•

any lapse in any security interest and lien in the collateral securing the Notes and the Note Guarantees, which has a fair market value of $10.0 million or greater, that results in such security interest and lien ceasing to be in full force or effect or the failure to give the Collateral Trustee (as defined below) the liens and powers purported to be created thereby; and

•	certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any significant subsidiary of the Company.

Upon an event of default, the Notes will become due and payable: (i) immediately without further notice if such event of default arises from events of bankruptcy or insolvency of the Company, any Guarantor or any restricted subsidiary; or (ii) upon a declaration of acceleration of the Notes in writing to the Company by the Trustee or holders representing 25% of the aggregate principal amount of the Notes then outstanding, if an event of default occurs and is continuing.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the complete copy of the Indenture that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The related Form of 8.750% Senior Secured First Lien Note due 2017 is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the offering of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated July 27, 2010, with Citigroup, as representative of the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to: (i) file with the SEC within 90 days after the issue date of the Notes, a registration statement under the Securities Act (the “Exchange Offer Registration Statement”), relating to an offer to exchange the Notes (the “Exchange Offer”) for new notes (the “Exchange Notes”) on terms substantially identical to the Notes except that the Exchange Notes will not be subject to the same restrictions on transfer; (ii) use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective within 270 days after the issue date of the Notes; and (iii) within 45 business days of the Exchange Offer Registration Statement becoming effective, complete the Exchange Offer and issue the Exchange Notes in exchange for all Notes validly tendered in the Exchange Offer.

In certain circumstances, the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a shelf registration statement (the “Shelf Registration Statement”) relating to the resale of Notes or Exchange Notes. Further, the Company and the Guarantors are obligated to use their commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement from the effective date of the Shelf Registration Statement until the earlier of: (i) one year following the effective date of the Shelf Registration Statement; or (ii) the date on which all the Notes or Exchange Notes registered under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

If the Company and the Guarantors fail to meet these obligations as set forth in the Registration Rights Agreement (a “Registration Default”), then they will be required to pay additional interest to the Note holders. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default. Thereafter, the rate of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The Company and the Guarantors will pay such additional interest until all the Registration Defaults relating to the Notes are cured. At such time, the interest rate on the Notes will revert to the original interest rate on the Notes. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes.

New Credit Facility

On July 27, 2010, the Company entered into the New Credit Facility pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, General Electric Capital Corporation, for itself, as Lender and as agent for all Lenders, certain other Lenders party thereto, certain subsidiaries of the Company party thereto and GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner. The New Credit Facility described in the Credit Agreement consists of a three-year $50.0 million revolving credit facility, which includes a $3.0 million subfacility for letters of credit. In addition, the New Credit Facility provides that the Company may increase the aggregate principal amount of the New Credit Facility by up to an additional $50.0 million, subject to the Company satisfying certain conditions.

The New Credit Facility is guaranteed on a senior secured basis by all of the Company’s existing and future wholly-owned domestic subsidiaries (the “Credit Parties”), which are also the Guarantors under the Notes. The New Credit Facility is secured on a first priority basis by the Company’s and the Credit Parties’ assets, which also secure the Notes. The Company’s borrowings under the New Credit Facility will effectively rank senior to the Notes upon the terms set forth in the Intercreditor Agreement.

The Company’s borrowings under the New Credit Facility will bear interest at either: (i) the Base Rate (as defined in the Credit Agreement) plus a margin of 3.375% per annum; or (ii) LIBOR (as defined in the Credit Agreement) plus a margin of 4.375% per annum. The New Credit Facility expires on July 27, 2013. Amounts outstanding under the New Credit Facility may be prepaid at the option of the Company without premium or penalty, subject to customary breakage fees in connection with the prepayment of a LIBOR rate loan. Borrowings under the New Credit Facility will be used by the Company to, among other things, fund its working capital needs and for other general corporate purposes.

Subject to certain exceptions, the New Credit Facility contains covenants that limit the ability of the Company and the Credit Parties to, among other things:

•	incur additional indebtedness;

•	incur liens on the property or assets of the Company and the Credit Parties;

•	dispose of certain assets;

•	consummate any merger, consolidation or sale of substantially all assets;

•	make certain investments;

•	enter into transactions with affiliates;

•	make certain restricted payments; and

•	enter new lines of business or amend the organizational documents of the Company or any Credit Party in any materially adverse way to the agent or the lenders.

The New Credit Facility also requires compliance with financial covenants, in each case calculated as set forth in the Credit Agreement, related to a total leverage ratio, a fixed charge coverage ratio, a cash interest coverage ratio and a revolving credit facility leverage ratio.

The New Credit Facility also provides for certain customary events of default, including the following:

•	default for three (3) business days in the payment of interest on borrowings under the New Credit Facility when due;

•	default in payment when due of the principal amount of borrowings under the New Credit Facility;

•

failure by the Company or any Credit Party to comply with the negative covenants, financial covenants, and certain other covenants relating to maintenance of customary property insurance coverage, maintenance of books and accounting records and permitted uses of proceeds from borrowings under the New Credit Facility, each as set forth in the Credit Agreement;

•

failure by the Company or any Credit Party to comply with any of the other agreements in the Credit Agreement and related loan documents that continues for 30 days after officers of the Company first become aware of such failure or first receive written notice of such failure from any lender;

•

default in the payment of other indebtedness if the amount of such indebtedness aggregates to $5.0 million or more, or failure to comply with the terms of any agreements related to such indebtedness if the holder or holders of such indebtedness can cause such indebtedness to be declared due and payable;

•	failure of the Company or any Credit Party to pay, vacate or stay final judgments aggregating over $5.0 million for a period of 30 days after the entry thereof;

•	certain events of bankruptcy or insolvency with respect to the Company or any Credit Party;

•	certain change of control events; and

•	any termination, suspension, revocation, forfeiture, expiration (without timely application for renewal) or material adverse amendment of any material media license.

Security Agreement

In connection with the Company’s entry into the Indenture and the Credit Agreement, the Company and the Guarantors also entered into a Security Agreement, dated July 27, 2010 (the “Security Agreement”), with General Electric Capital Corporation, as collateral trustee (the “Collateral Trustee”). Pursuant to the Security Agreement, the Company and the Guarantors granted first priority security interests in the collateral securing the Notes and the New Credit Facility in favor of the Collateral Trustee, for the benefit of the Note holders and the lenders under the New Credit Facility, as such collateral is defined in the Indenture, the Credit Agreement and the Security Agreement, as applicable.

Intercreditor Agreement

In connection with the Company’s entry into the Indenture and the Credit Agreement, the Company and the Guarantors entered into a Collateral Trust and Intercreditor Agreement, dated July 27, 2010 (the “Intercreditor Agreement”), with Wells Fargo Bank, National Association, as the Trustee under the Indenture, and General Electric Capital Corporation, as the Collateral Trustee and as the administrative agent under the New Credit Facility, in order to define the relative rights of the holders of the Notes and the lenders under the New Credit Facility with respect to the collateral securing the Company’s and the Guarantors’ respective obligations under the Notes and the New Credit Facility. Pursuant to the Intercreditor Agreement, the holders of the Notes and the lenders under the New Credit Facility appointed the Collateral Trustee to act as collateral agent, on behalf of such holders and such lenders, with respect to the collateral securing the Company’s and the Guarantors’ respective obligations under the Notes and the New Credit Facility.

In addition, the Intercreditor Agreement sets forth that the Company’s and the Guarantors’ respective obligations under the Notes and the New Credit Facility will be secured equally and ratably by first priority security interests, subject to exceptions as described in the Indenture and the Credit Agreement, in the collateral that secures the Notes and the New Credit Facility. However, the Intercreditor Agreement also provides that the Collateral Trustee will apply any proceeds from the collection, sale, foreclosure, or other realization upon any collateral or from any insurance policy in the following order of application:

•	first, to the Collateral Trustee for any fees due or expenses incurred in connection with its actions as Collateral Trustee;

•

second; to the administrative agent under the New Credit Facility for application to the payment of all outstanding indebtedness of the Company then due and payable to the lenders under the New Credit Facility;

•	third, to the Trustee under the Indenture for application to the payment of all outstanding amounts then due and payable to the holders of the Notes; and

•	fourth, any remaining amounts to the Company and the Guarantors.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above relating to the Notes, the Indenture and the New Credit Facility is incorporated by reference herein.

Item 8.01. Other Events.

On July 27, 2010, the Company issued a press release announcing the completion of its offering and sale of the Notes and its entry into the New Credit Facility. A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Indenture, dated as of July 27, 2010, by and among Entravision Communications Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 8.750% Senior Secured First Lien Note due 2017 (included in Exhibit 4.1).

99.1	Press Release issued by Entravision Communications Corporation on July 27, 2010, announcing completion of the offering of its 8.750% Senior Secured First Lien Notes due 2017 and its entry into its new revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: July 27, 2010	By:	/S/ WALTER F. ULLOA
	Name:	Walter F. Ulloa
	Title:	Chairman and Chief Executive Officer